Exhibit 10.8

InterMetro Communications, Inc.

Stock Option Plan

for Directors, Executive Officers, and Employees of

and Key Consultants to InterMetro Communications, Inc.

1. Purpose. The purpose of this Stock Option Plan is to promote the interests of InterMetro Communications, Inc. (“Company”) and its shareholders by enabling it to offer stock options to better attract, retain, and reward directors, executive officers, and employees of and key consultants to the Company and any other future subsidiaries that may qualify under the terms of this Plan. The goal is to strengthen the mutuality of interests between those persons and the shareholders of the Company by providing those persons with a proprietary interest in pursuing the Company’s long-term growth and financial success.

2. Definitions. For purposes of this Plan, the following terms have the meanings set forth below.

(a) “Board” means the Board of Directors of InterMetro Communications, Inc.

(b) “Code” means the Internal Revenue Code of 1986, as amended. Reference to any specific section of the Code will be deemed to be a reference to any successor provision of the Code.

(c) “Chief Executive Officer” means the Chief Executive Officer of the Company responsible for the administration of the Plan as provided in Section 3 below.

(d) “Common Stock” means the common stock of the Company or any security issued in substitution, exchange, or in lieu thereof.

(e) “Company” means InterMetro Communications, Inc., a California corporation, or any successor corporation. Except where the context indicates otherwise, the term “Company” includes its Parent and Subsidiaries.

(f) “Director” means any person who serves as a member of the Board of Directors of InterMetro Communications, Inc. “Outside Director” means any person who serves as a member of the Board of Directors of InterMetro Communications, Inc. and is not a full-time employee of InterMetro Communications, Inc. or its subsidiaries.

(g) “Disabled” means permanent and total disability, as defined in Code Section 22(e)(3).

(h) “Employee” means any person who is employed by InterMetro Communications, Inc. or any Subsidiary or Parent of the Company on a full or part-time basis, so that they have income taxes withheld and are eligible to participate in employee benefits programs. Such person will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless re-employment upon expiration of such leave is guaranteed by statute or contract. If employment upon expiration of leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(i) “Exchange Act” means the Securities Exchange Act of 1934.

(j) “Fair Market Value” per share means, on any given date:

(1) The last sale price of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System (“NMS”) or in case no such reported sale takes place, the average of the closing bid and ask prices on such date; or

(2) If not quoted on the NMS, the average of the closing bid and ask prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any comparable system; or

(3) If not quoted on any system, the fair market value indicated by the last appraisal of the Company by a professional appraiser or certified public accounting firm; or

(4) If not quoted on any system or valued by appraisal, the fair market value determined by the Company’s Board of Directors in good faith.

(k) “Incentive Stock Option” means an option to purchase shares of Common Stock that is intended to be an incentive stock option within the meaning of Section 422 of the Code.

(l) “Insider” means a person who is subject to the provisions of Section 16 of the Exchange Act.

(m) “Key Consultant” means a person who is engaged by InterMetro Communications, Inc. or its Subsidiaries as a non-employee to perform tasks on a contractual basis over a sufficient period of time that he or she satisfies the eligibility criteria set forth by the Securities and Exchange Commission for a non-employee to participate in a registered stock option plan.

(n) “Non-Qualified Stock Option” means any option to purchase shares of Common Stock that is not an Incentive Stock Option.

(o) “Officer” is an employee of InterMetro Communications, Inc. or its Subsidiaries who is granted the authority to commit the corporation to binding agreements and to function as one of the executives of InterMetro Communications, Inc. or its Subsidiaries.

(p) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(q) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as determined in accordance with the rules of Section 424(e) of the Code.

(r) “Participant” means a person who has been granted an Option.

(s) “Plan” means this InterMetro Communications, Inc. Stock Option Plan for Directors, Executive Officers, and Employees of and Key Consultants to InterMetro Communications, Inc. and its Subsidiaries, as it may be amended from time to time.

(t) “Securities Act” means the Securities Act of 1933, as amended.

(u) “Severance” means, with respect to a Participant, the termination of the Participant’s provision of services to the Company as an employee and officer and director and consultant, as the case may be, whether by reason of death, disability, or any other reason. A Participant who is on a leave of absence that exceeds ninety (90) consecutive days will be considered to have incurred a Severance on the ninety-first (91st) day of the leave of absence, unless the Participant’s rights to reemployment or reappointment are guaranteed by statute or contract.

(v) “Subsidiary” means any corporation or entity in which the Company, directly or indirectly, controls fifty percent (50%) or more of the total voting power of all classes of its stock having voting power, as determined in accordance with the rules of Code Section 424(f).

(w) “Ten Percent Shareholder” means any person who owns (after taking into account the constructive ownership rules of Section 424(d) of the Code) more than ten percent (10%) of the stock of the Company.

3. Administration.

(a) This Plan will be administered by the Chief Executive Officer of the Company.

(b) The Chief Executive Officer is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan. All actions of the Chief Executive Officer in connection with the interpretation and administration of this Plan will be binding upon all parties.

(c) The Chief Executive Officer may designate persons other than the Chief Executive Officer to carry out his/her responsibilities under such conditions and limitations as he/she may prescribe, except that the Chief Executive Officer may not delegate his/her authority with regard to the granting of Options to Insiders.

(d) Subject to the limitations of Section 13 below, the Chief Executive Officer is expressly authorized to make such modifications to this Plan as are necessary to effectuate the intent of this Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants and the Plan.

4. Duration of Plan.

(a) This Plan is effective as of January 1, 2004, the date of its adoption by the Board, provided this Plan is approved by the majority of the Company’s shareholders, in accordance with the provisions of Code Section 422, on or prior to twelve (12) months after its adoption. In the event that this Plan is not so approved, this Plan will terminate and any Options granted under this Plan will be void and have no further effect.

(b) This Plan will terminate on January 1, 2014, except with respect to Options then outstanding.

5. Number of Shares.

(a) The aggregate number of shares of Common Stock which may be issued pursuant to this Plan is three million (3,000,000) shares of Common Stock. This aggregate number may be adjusted from time to time as set forth in Section 12 of this Plan.

(b) Upon the expiration or termination of an outstanding Option which has not been exercised in full, any shares of Common Stock remaining unissued will again become available for the granting of additional Options.

6. Eligibility. Persons eligible for Options under this Plan are limited to the directors, executive officers, and employees of and key consultants to InterMetro Communications, Inc. and its Subsidiaries.

7. Form of Options. Options granted under this Plan may be Incentive Stock Options or Non-Qualified Stock Options, subject to Section 422 of the Code. Options will be subject to the following terms and conditions:

(a) Options may be granted under this Plan on such terms and in such form as the Chief Executive Officer may approve, including by not limited to the right to exercise Options on a cashless basis, which conditions will not be inconsistent with the provisions of this Plan.

(b) The exercise price per share of Common Stock purchasable under an Option will be set forth in the Option. In the case of an Incentive Stock Option, the exercise price, determined on the date of the grant, must be no less than:

(i)	One hundred ten percent (110%) of the Fair Market Value of the Common Stock in the case of a Ten Percent Shareholder Employee; or

(ii)	One hundred percent (100%) of the Fair Market Value of the Common Stock in the case of any other Employee.

In the case of a Non-Qualified Stock Option, the exercise price, determined on the date of the grant, must be no less than:

(i)	One hundred ten percent (110%) of the Fair Market Value of the Common Stock in the case of a Ten Percent Shareholder; or

(ii)	Eighty-five percent (85%) of the Fair Market Value of the Common Stock in the case of any other Participant.

(c) An Option will be exercisable at such time or times and be subject to such terms and conditions as may be set forth in the Option. Except in the case of Options granted to Officers, Directors, and Consultants, Options will become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted.

(d) The Chief Executive Officer may modify an existing Option, including the right to:

(i)	Accelerate the right to exercise it;

(ii)	Extend or renew it; or

(iii)	Cancel it and issue a new Option.

(e) No modification may be made pursuant to Paragraph (d) above to an Option that would impair the rights of the Participant holding the Option without his or her consent. Whether a modification of an existing Incentive Stock Option will be treated as the issuance of a new Incentive Stock Option will be determined in accordance with the rules of Section 424(h) of the Code.

(f) Each Option will be designated in the stock option agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds one hundred thousand dollars ($100,000) or such other limit as may be required by Code Section 422, such Options will be treated as Non-Qualified Stock Options. In the event the stock option agreement does not designate an Option as either an Incentive Stock Option or a Non-Qualified Stock Option, such Option will be treated as an Incentive Stock Option to the extent that the aggregate Fair Market Value (determined as of the date of grant) of the number of shares of Common Stock with respect to which such Option is exercisable for the first time by a Participant during any calendar year does not exceed one hundred thousand dollars ($100,000) or such other limit as may be required by Code Section 422.

8. Issuance of Options.

Stock Options will be granted from time to time in the future on the terms and conditions recommended by the Chief Executive Officer and approved by the Company’s Board of Directors. Each Option will be evidenced by a written stock option agreement, in form satisfactory to the Chief Executive Officer, executed by the Company and the person to whom such Option is granted.

9. Vesting Requirement and Performance Threshold.

The vesting requirements, performance thresholds and other terms and conditions of additional Options which may be granted under this Plan from time to time, if any, will be determined and approved by the Chief Executive Officer and Board of Directors; provided, that in all cases unvested Options will automatically expire and be canceled on the date of the Severance of an Employee or Insider who holds such Options, except as otherwise specifically provided in future amendments to the Plan or in specific stock option agreements approved by the Board of Directors on a case by case basis.

10. Termination of Options.

(a) Except to the extent the terms of an Option require its prior termination, each Option will terminate on the earliest of the following dates.

(i)	The date which is ten (10) years from the date on which the Option is granted or five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Ten Percent Shareholder.

(ii)	If the Participant was Disabled at the time of Severance, the date of the Severance of the Participant to whom the Option was granted, with respect to unvested Options, and the date which is one (1) year from the date of the Severance, with respect to vested Options.

(iii)	The date of Severance of the Participant to whom the Option was granted, with respect to unvested Options, and the date which is ninety (90) days from the date of the Severance of the Participant to whom the Option was granted, with respect to vested Options.

(iv)	The date which is one (1) year after the death of the Participant, with respect to vested Options, and the date of death of the Participant, in the case of unvested Options.

(v)	In the case of any Severance other than one described in Subparagraphs (ii) or (iii) above, the date of the Participant’s Severance, with respect to unvested Options, and the date that is ninety (90) days from the date of the Participant’s Severance, with respect to vested Options.

11. Non-transferability of Options.

(a) During the lifetime of the Participant, each Option is exercisable only by the Participant.

(b) No Option under this Plan will be assignable or transferable, except by will or the laws of descent and distribution.

12. Adjustments.

(a) In the event of any change in the capitalization of the Company affecting its Common Stock (e.g., a stock split, reverse stock split, stock dividend, combination, recapitalization, or reclassification), the Chief Executive Officer is authorized to make such adjustments as the Chief Executive may deem appropriate with respect to:

(i)	The aggregate number of shares of Common Stock for which Options may be granted under this Plan;

(ii)	The number of shares of Common Stock covered by each outstanding Option; and

(iii)	The exercise price per share in respect of each outstanding Option.

(b) The Chief Executive Officer may also make such adjustments in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders.

(c) The Chief Executive Officer may also increase the aggregate number of shares of Common Stock that may be issued under the Plan so that the aggregate number of shares of Common Stock that may be issued under the Plan equals 15% of the outstanding shares of the Company’s Common Stock.

13. Amendment and Termination. The Board may at any time amend or terminate this Plan. The Board may not, however, without the approval of the majority-in-interest of the shareholders of the Company, amend the provisions of this Plan regarding:

(a) The class of individuals entitled to receive Incentive Stock Options.

(b) The aggregate number of shares of Common Stock that may be issued under the Plan, except as provided in Section 12 of this Plan.

(c) To the extent necessary to comply with Rule 16(b) under the Exchange Act, if applicable, the Board may not make any amendment without approval of the majority-in-interest of the shareholders of the Company that would:

(i)	Materially increase the aggregate number of shares of Common Stock which may be issued to Insiders (except for adjustments under Section 12 of this Plan);

(ii)	Materially modify the requirements as to the eligibility of Insiders to participate; or

(iii)	Materially increase the benefits accruing to Insiders under this Plan.

14. Tax Withholding.

(a) The Company will have the right to take such actions as may be necessary to satisfy its tax withholding obligations relating to the operation of this Plan.

(b) If Common Stock is used to satisfy the Company’s tax withholding obligations, the stock will be valued based on its Fair Market Value when the tax withholding is required to be made.

15. No Additional Rights.

(a) The existence of this Plan and the Options granted hereunder will not affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law.

(b) Neither the adoption of this Plan nor the granting of any Option will confer upon any Participant the right to continue performing services for the Company, nor will it interfere in any way with the right of the Company to terminate the services of any Participant at any time, with or without cause.

(c) No Participant will have any rights as a shareholder with respect to any shares covered by an Option until the date a certificate for such shares has been issued to the Participant following the exercise of the Option.

16. Securities Law Restrictions.

(a) No shares of Common Stock will be issued under this Plan unless the issuance will be in compliance with applicable federal and state securities laws.

(b) The Chief Executive Officer may require certain investment or other representations and undertakings by the Participant (or other person acquiring the right to exercise the Option by reason of the death of the Participant) in order to comply with applicable law.

(c) Certificates for shares of Common Stock delivered under this Plan may be subject to such restrictions as the Chief Executive Officer may deem advisable. The Chief Executive Officer may cause a legend to be placed on the certificates to refer to these restrictions.

17. Employment or Consulting Relationship. Nothing in the Plan or any Option granted hereunder will interfere with or limit in any way the right of the Company or any of its Parents or Subsidiaries to terminate any Participant’s employment or consulting at any time, nor confer upon any Participant any right to continue in the employ of, or consult with, the Company or any of its Parents or Subsidiaries.

18. Market Standoff. Each Participant, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, will not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during a specified period following the effective date of a registration statement of the Company filed under the Securities Act (except Form S-8); provided, however, that such restriction will apply only to the first registration statement of the Company to become effective under the Securities Act after the date of adoption of the Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such period.

19. Exercise of Option. An Option will be deemed exercised when the Company receives (i) written or electronic notice of exercise from the person entitled to exercise the Option and (ii) full payment for the shares of Common Stock with respect to which the Option is exercised, including payment of any taxes which may be required. Full payment may consist of any of the following, to the extent provided in the applicable Stock Option Agreement:

(a) Payment of the full purchase price in cash or by check;

(b) If provided in the applicable Stock Option Agreement, cashless conversion of the Options to be exercised into a number of shares of Common Stock determined by dividing (a) the aggregate Fair Market Value of the shares of Common Stock issuable upon exercise of the Option, minus the aggregate exercise price of such Option by (b) the Fair Market Value of one share of Common Stock;

(c) If provided in the applicable Stock Option Agreement, delivery of a recourse promissory note having terms and conditions approved by the Board and reflected in the agreement evidencing the Option or in a resolution duly adopted by the Board, in the amount of the full purchase price to the Company; or

(d) If provided in the applicable Stock Option Agreement, payment in such other form of lawful consideration as the Board may approve from time to time.

20. Shareholder’s Agreement. Each Participant who acquires Common Stock through the exercise of Options, if so requested by the Company, will execute a Shareholder’s Agreement which governs the disposition of the Common Stock in the event the Participant seeks to dispose of his Common Stock or incurs a Severance, and other matters that may be addressed in said agreement.

21. Indemnification. To the maximum extent permitted by law, the Company will indemnify each member of the Board and the Chief Executive Officer, as well as any other Employee of or Key Consultant to the Company with duties under this Plan, against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of the performance of his or her duties under this Plan, unless the losses are due to the individual’s gross negligence or lack of good faith.

22. Governing Law. This Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the State of California. The venue for any legal proceeding under this Plan will be in the appropriate forum in the County of Los Angeles, State of California.

Date: January 1, 2004	InterMetro Communications, Inc.,
a California Corporation

	By:	/s/ Charles Rice
Charles Rice, President

Amendment to

InterMetro Communications, Inc.

Stock Option Plan

for Directors, Executive Officers, and Employees of

and Key Consultants to InterMetro Communications, Inc.

The following provision of the InterMetro Communications, Inc. Stock Option Plan for Directors, Executive Officers, and Employees of and Key Consultants to InterMetro Communications, Inc. dated January 1, 2004 (the “Plan”) is hereby amended and restated (the “Amendment”):

Section 12(c) of the Plan is hereby amended and restated in its entirety as follows: “The Chief Executive Officer may also increase the aggregate number of shares of Common Stock that may be issued under the Plan so that the aggregate number of shares of Common Stock that may be issued under the Plan equals 15% of the outstanding shares of the Company’s Common Stock, assuming full conversion of the notes issued pursuant to that certain Loan and Security Agreement, dated November 24, 2003, as amended, into shares of Series A Preferred Stock under the applicable Secured Convertible Promissory Notes and the conversion of those shares of Series A Preferred Stock into shares of Common Stock under the Certificate of Determination.”

The Plan shall remain in effect as modified by this Amendment to the Plan (the “Amendment”) except to the extent that the Plan contradicts the Amendment, in which case this Amendment shall govern.

THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Secretary of InterMetro Communications, Inc., a California corporation (the “Company”), and that the foregoing Amendment to the Plan was validly adopted on June 30, 2004 by the duly elected directors of the Company.

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of June 2004.

/s/ Charles Rice Charles Rice, Secretary

Amendment to

InterMetro Communications, Inc.

Stock Option Plan

for Directors, Executive Officers, and Employees of

and Key Consultants to InterMetro Communications, Inc.

The following provision of the InterMetro Communications, Inc. Stock Option Plan for Directors, Executive Officers, and Employees of and Key Consultants to InterMetro Communications, Inc. dated January 1, 2004 (the “Plan”) is hereby amended and restated (the “Amendment”):

Section 12(c) of the Plan is hereby amended and restated in its entirety as follows: “The Chief Executive Officer may also increase the aggregate number of shares of Common Stock that may be issued under the Plan so that the aggregate number of shares of Common Stock that may be issued under the Plan equals 15% of the outstanding shares of the Company’s Common Stock, assuming full conversion of any outstanding preferred stock and the notes issued pursuant to that certain Loan and Security Agreement, dated November 24, 2003, as amended, into shares of Series A Preferred Stock under the applicable Secured Convertible Promissory Notes and the conversion of those shares of Series A Preferred Stock into shares of Common Stock under the Certificate of Determination.”

The Plan shall remain in effect as modified by this Amendment to the Plan (the “Amendment”) except to the extent that the Amendment contradicts the Amendment, in which case this Amendment shall govern.

THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Secretary of InterMetro Communications, Inc., a California corporation (the “Company”), and that the foregoing Amendment to the Plan was validly adopted on January 16, 2006 by the duly elected directors of the Company.

IN WITNESS WHEREOF, I have hereunto set my hand this 16th day of January 2006.

/s/ Charles Rice
Charles Rice, Secretary

STOCK OPTION AGREEMENT UNDER THE

INTERMETRO COMMUNICATIONS, INC.

STOCK OPTION PLAN

This Stock Option Agreement (the “Agreement”) is dated as of                     , 2004 by and between InterMetro Communications, Inc., a California corporation (the “Company”), and                                  (the “Optionee”) pursuant to the Company’s 2004 Stock Option Plan for Directors, Executive Officers, Employees and Key Consultants of InterMetro Communications and its Subsidiaries (the “Plan”). For purposes of this Agreement, references to “Company” include its Parent and Subsidiaries (as those terms are defined in the Plan). The parties agree as follows:

1. Grant of Option.

The Company hereby grants to the Optionee the right (the “Option”) to purchase all or any portion of              (            ) shares (the “Shares”) of the Common Stock of the Company (the “Common Stock”) at a purchase price of $             per share (the “Option Price”).

2. Term of Agreement.

This Agreement shall terminate upon the earliest of the following events:

(a) Ten (10) years from the date on which the Option was granted to the Optionee under this Agreement.

(b) In the case of the termination of the Optionee’s position as an officer and director and employee and consultant of the Company, as the case may be, which results in a “Severance” as defined in Section 2(u) of the Plan, this Agreement shall terminate with respect to all unvested Options on the date of the Severance, and with respect to vested Options, the earlier of (i) ten (10) years from the date of grant or (ii) one (1) year from the date of Severance if the Optionee was disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) at the time of his or her Severance, or (iii) one (1) year from the date of Severance if the Optionee’s death caused the Severance or (iv) ninety (90) days immediately subsequent to his or her Severance for any other reason.

(c) The Optionee’s Severance (whether by reason of death or otherwise) shall not accelerate the number of Shares with respect to which an Option may be exercised.

3. Exercisability. The Option shall vest and be exercisable in accordance with the following schedule:

Name of Grantee	Date of Grant	Number of Options	Vesting Schedule	Exercise Price	Expiration Date

(1)	The exercise price is equal to the fair market value on the date of the issuance of the options. Each stock option will confer upon the holder the right to purchase one share of the Company’s common stock for a price of $ per share at any time from the vesting date to the expiration date.

4. Method of Exercising. This Option may be exercised by the Optionee upon delivery of the following documents to the Company at its principal executive offices (i) written notice specifying the number of full Shares to be purchased, (ii) payment of the full purchase price, including payment of any taxes which may be required, and (iii) such agreements or undertakings that are required by the Chief Executive Officer of the Company pursuant to the Plan including but not limited to an executed Shareholders’ Agreement in the form attached to this Agreement as Exhibit B. Full payment may consist of any of the following:

(a) Payment of the full purchase price in cash or by check;

(b) Cashless conversion of the Option into a number of shares of Common Stock determined by dividing (a) the aggregate Fair Market Value, as that term is defined in the Plan, of the shares of Common Stock issuable upon exercise of the Option, minus the aggregate exercise price of such Option by (b) the Fair Market Value, as that term is defined in the Plan, of one share of Common Stock; or

(c) Payment of the full purchase price therefor in such other form of lawful consideration as the Chief Executive Officer of the Company may approve from time to time;

5. Assignments.

(a) This Option shall be exercisable only by the Optionee during the Optionee’s lifetime.

(b) The rights of the Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution.

6. No Rights as a Shareholder. The Optionee shall have no rights as a shareholder of any Shares covered by this Option until the date a certificate for such Shares has been issued to him or her following the exercise of the Option.

7. Interpretation of Agreement.

(a) This Agreement is made under the provisions of the Plan and shall be interpreted in a manner consistent with it.

(b) Any provision in this Agreement inconsistent with the Plan shall be superseded and governed by the Plan. A copy of the Plan is attached hereto as Exhibit A.

8. Legends on Certificates. The Optionee acknowledges that the certificates representing the Shares issued upon exercise of this Option may bear such legends and be subject to such restrictions on transfer as the Company may deem necessary to comply with all applicable state and federal securities laws and regulations.

9. Accelerated Vesting of Options. The vesting of all unvested Options granted to the Optionee under the Plan accelerates to a date at least ten (10) business days immediately prior to the closing of an extraordinary transaction such as a sale of all or substantially all of the Company’s assets, a merger of the Company with another company other than a reverse merger transaction with a publicly traded shell company (“Reverse Merger”), the Company is acquired by another company other than pursuant to a Reverse Merger transaction, a controlling interest in the voting stock of the Company is sold other than pursuant to a Reverse Merger transaction, or the Company enters into a similar business combination or extraordinary transaction with another entity or person. The exercise of Options the vesting of which has accelerated pursuant to this Section 9 shall not be effective until the closing date of an above-referenced extraordinary transaction or business combination. The vesting of the Options is conditioned upon the closing of the transaction that causes the vesting of the Options to accelerate. If said transaction does not close within 30 days from the acceleration date, then the vesting of the accelerated Options will not be effective, and the Options shall revert to their original vesting schedule, subject to acceleration again in accordance with Section 9 of this Agreement if another extraordinary transaction or business combination is proposed and closes. Upon the closing of any Reverse Merger transaction, the successor entity will assume the obligations of this Option, and this Option will be exercisable for the same securities, cash, and property as were payable for the same number of shares of Common Stock issuable upon exercise of the unexercised portion of this Option on the record date for the Reverse Merger and subsequent closing. The Option Price will be adjusted accordingly.

10. Market Standoff. The Optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the “Act”) shall not sell or otherwise transfer any shares of Common Stock acquired upon the exercise of the Option granted herein during the period so requested by the Company or any representative of the underwriters following the effective date of a registration statement of the Company filed under the Act; provided, however, that such restriction shall not apply to Form S-8 and shall only apply to the first registration statement of the Company to become effective under the Act after the date of adoption of the Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such period.

11. Incentive Stock Option. To the extent permitted under Section 422 of the Internal Revenue Code of 1986, as amended, the stock options granted under this Agreement shall be designated as Incentive Stock Options, as that term is defined in the Plan. To the extent any stock options granted under this Agreement may not be designated as Incentive Stock Options, such stock options shall be designated as non-qualified stock options.

12. Notices. Any notice to be given under the terms of this Agreement must be addressed to the Company in care of its Corporate Secretary at its principal office, and any notice to be given to Optionee must be addressed to such Optionee at the address maintained by the Company for such person or at such other address as the Optionee may specify in writing to the Company.

13. Binding Effect. This Agreement and any amendment hereto, will be binding upon the parties hereto, their successors, heirs, next of kin, executors, administrators, personal representatives, legal representatives, assignees, creditors, including receivers, and all other persons with notice or knowledge of the provisions hereof.

14. Choice of Law and Venue. This Agreement is made and entered into in the State of California. It is the intention of the parties that this Agreement will be subject to and will be governed by and construed in accordance with the internal laws of the State of California without reference to its choice of law provisions. Any legal proceeding arising out of this Agreement will be brought only in a state of federal court of competent jurisdiction sitting in the County of Los Angeles, State of California, and all parties hereto agree that venue will lie therein and agree to submit themselves to the personal jurisdiction of such court.

15. Construction. The captions contained in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. The language of this Agreement will be construed as to its fair meaning and not strictly for or against any party.

16. Severability. The provisions of this Agreement are independent of and severable from each other, and no provision will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, such court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable consistent with the intent of the parties hereto.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original as against any party hereto whose signature appears hereon, and all of which will together constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bears the signatures of all of the parties reflected hereon as the signatories.

18. Application of Plan. The Company has delivered and the Optionee hereby acknowledges receipt of a copy of the Plan. The parties agree and acknowledge that the Option granted hereunder is granted pursuant to the Plan and subject to the terms and provisions thereof, and the rights of the Optionee are subject to modifications and termination in certain events as provided in the Plan.

19. Further Acts. In the event the Optionee acquires Common Stock through the exercise of the Option, unless otherwise instructed by the Founder (as that term is defined in Exhibit B hereto), the Optionee will execute a Shareholders’ Agreement in the form attached to this Agreement as Exhibit B, and any other agreements and documents reasonably requested by the Company.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date first above written.

OPTIONEE:	INTERMETRO COMMUNICATIONS, INC.

By:	By:
Charles Rice, President

EXHIBIT A

INTERMETRO COMMUNICATIONS, INC.

2004 STOCK OPTION PLAN

EXHIBIT B

SHAREHOLDERS’ AGREEMENT

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (the “Agreement”) is entered into as of the      day of                      20     in Simi Valley California by and between InterMetro Communications, Inc., a California corporation (the “Company”), Charles Rice (the “Founder”), and                  (the “Shareholder”).

RECITALS

WHEREAS, the Shareholder acquired through the exercise of stock options and is the record owner of the shares (collectively, the “Shares”) of the common stock of InterMetro Communications, Inc. (the “Company”) noted in Schedule 1 of this Agreement.

WHEREAS, the Shareholder, Company, and Founder desire to enter into an agreement which provides for the voting of the Shares and the disposition of the Shares in the event that the Shareholder’s marriage is terminated.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. VOTING OF SHARES.

At any annual or special shareholders meeting, and whenever the shareholders of the Company act by written consent with respect to any matter, the Shareholder hereby authorizes the Founder to vote the Shares on his behalf for a period of ten (10) years from the date the Shareholder acquires the Shares from the Company.

2. TERMINATION OF MARRIAGE.

A. Repurchase Right

In the event that the Shareholder’s marriage terminates and all or a portion of the Shareholder’s Shares are subject to transfer to the Shareholder’s spouse in the divorce proceedings or otherwise, the Company shall have the right to purchase all or any portion of the Shares which are subject to transfer to the Shareholder’s spouse, at a purchase price equal to the value placed on the Shares by the court with jurisdiction over the proceedings; provided, however, in the event the Company disagrees with the value placed on the Shares by the court, the price shall be determined as set forth in Paragraph 2B of this Agreement.

B. Alternate Purchase Price of Shares

In the event the Company disagrees with the value placed on the Shares by the court with jurisdiction over the divorce proceedings, the price of the Shares shall be equal to the book value of the Shares as determined in accordance with generally accepted accounting principles. The book value of the Shares shall be determined by an independent certified public accountant (“CPA”) selected by the mutual agreement of the Company and the Shareholder, or if the Company and Shareholder or his representative cannot mutually agree on the appointment of a CPA, then each party shall select a CPA and the two CPAs selected will then select a third CPA whose determination of the book value of the Shares will be binding. The process of determining the book value of the Shares under Paragraph 2B of this Agreement will be made as expeditiously as practicable and the costs incurred to determine the book value of the Shares under this Paragraph 2B of the Agreement will be borne equally by the Company and the Shareholder.

C. Waiver

The restrictions on transfer of Shares as provided herein, other than the restriction relating to the rules and regulations of any state or federal governmental agency, may be waived by the filing with the Secretary of the Company of a written waiver of said restrictions signed by the President of the Company. The waiver shall designate with particularity the transaction as to which the waiver is effective.

D. Payment Terms for Purchase by Company

Should the Company exercise the right to purchase the Shares of the Shareholder, then the Company shall pay the purchase price on the date of purchase, unless the Company elects, in its sole discretion, to pay the purchase price as follows: 33% of the purchase price payable in cash upon the closing, with the balance evidenced by a promissory note payable by the Company to the Shareholder, secured by the Shares being sold, bearing interest at a rate equal to one percentage point in excess of the prime rate of interest charged by Bank of America in Los Angeles, California, from time to time, and payable 33% of the purchase price plus accrued interest on a date one year after the date of the issuance of the note, and 34% of the purchased price plus accrued interest on a date two years after the date of the issuance of the note.

3. MARRIAGE OF SHAREHOLDER.

In the event Shareholder marries after the date of this Agreement, Shareholder’s spouse must sign the following spousal consent (the “Spousal Consent”) within sixty (60) days after the date of the marriage:

“The undersigned, the spouse of the Shareholder, hereby consents to his/her spouse’s execution of the Shareholders’ Agreement in regard to the Shares of InterMetro Communications, Inc., dated [            ], and agrees to be bound by the terms of the above-mentioned Agreement. The undersigned hereby irrevocably appoints his/her spouse as agent for the undersigned for the purpose of executing or performing any actions directly or indirectly relating to InterMetro Communications, Inc. and the above-mentioned Agreement, including, without limitation, amendments, supplements, waivers, consents, or approvals under the Agreement without further signature or consent of or notice to the undersigned.”

If the Shareholder’s spouse refuses to sign the Spousal Consent within sixty (60) days after the date of the marriage, Shareholder must promptly resell the Shares to the Company for the same purchase price paid by the Shareholder, unless the Company waives its repurchase rights in a specific written waiver. Shareholder hereby appoints and constitutes the Company to be the Shareholder’s attorney-in-fact with power and authority to act in the Shareholder’s name and stead to execute any and all documents necessary to evidence the Shareholder’s resale to the Company of the Shares. This special power of attorney is irrevocable and is coupled with an interest.

4. PLEDGE OR HYPOTHECATION.

The Shareholder shall not pledge, assign or hypothecate any or all of his Shares or any of his right or interest therein except as provided in this Agreement without the prior written consent of the Company.

5. ENDORSEMENT ON STOCK CERTIFICATE.

All certificates of stock of the Company representing the Shares shall be endorsed with the following statement:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SHAREHOLDERS’ AGREEMENT DATED [ ], A COPY OF WHICH MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY, ALL OF THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE.”

A copy of this Agreement shall be delivered to the Secretary of the Company and shall be shown by him to any person making inquiries concerning it.

6. SUCCESSORS AND ASSIGNS.

Any successor to the Shareholder who obtains Shares shall be bound in writing by all of the terms of this Agreement.

7. SUBSTITUTION OF SHARES.

In the event the Company enters into a reverse merger transaction with a publicly traded shell company or similar business combination, any shares issued to the Shareholder in exchange for the Shares in said transaction will be subject to this Agreement.

8. TERMINATION OF AGREEMENT.

This Agreement shall terminate, except for any continuing duty of the Company to make payments for Shares previously purchased pursuant to this Agreement, on the first to occur of the following:

A.	Upon written notice of the Founder; or

B.	A date ten (10) years from the date first above written.

9. SPECIFIC PERFORMANCE.

If the Shareholder makes an offer to sell, hypothecate, pledge, assign or transfer his Shares without compliance with this Agreement (the “Defaulting Shareholder”), or if any person who acquires Shares in any manner in contravention of this Agreement fails to disclose to the Company the person from whom and the price and terms on which he acquired the Shares, then, if the failure continues for five (5) days after written notice to said person or the Shareholder, the Company may institute and maintain a proceeding to compel performance of this Agreement by the Shareholder. Any transfer or attempted transfer of the Shares in contravention of this Agreement shall be null and void, and of no force or effect. This Paragraph shall not be construed as limiting in any way the right of the Company to pursue any other remedy available to it to enforce the provisions of this Agreement or to bring an action for damages based on the breach of any provision of this Agreement.

10. NOTICE.

Whenever provision is made herein for the giving, service or delivery of any notice, the notice shall be in writing and shall be deemed to have been duly given, served or delivered, whether on personal delivery or on mailing the same by certified mail, return receipt requested, addressed to the Shareholder at his last known address (unless otherwise notified, the Shareholder’s address is listed in Schedule 1 hereto), and to the Company at its last known address (unless otherwise notified, the Company’s address is listed in Schedule 1 hereto).

11. BENEFIT.

This Agreement shall be binding upon and operate for the benefit of the Shareholder and the Company and their respective executors, administrators, successors and assigns.

12. APPROVAL AND AMENDMENT.

Except as set forth in Paragraph 2, no waiver or amendment of this Agreement shall be valid unless in writing and duly executed by all of the parties to this Agreement against whom the amendment or waiver is sought to be enforced. No evidence of any waiver or modification shall be received into evidence in any proceedings, arbitration or litigation between the parties relating to this Agreement, or the rights or obligations of the parties hereunder, unless the waiver or modification is in writing, duly executed. The parties further agree that the provisions of this Paragraph may not be waived except as herein set forth. This Agreement and the agreements referred to herein are the entire agreement of the parties hereto and supersede any and all other agreements, written and oral, previously made.

13. GOVERNING LAW.

This Agreement shall be construed, interpreted and governed for all purposes by the laws of the State of California. Venue for all legal proceedings initiated under this Agreement will be in the County of Los Angeles, State of California.

14. SEVERABLE PROVISIONS.

The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or for any reason unenforceable, in whole or in part, the remaining provisions (and any partially unenforceable provisions to the extent they are enforceable) shall nevertheless be binding and enforceable. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, such court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable consistent with the intent of the parties hereto.

15. FURTHER ACTS.

Each party hereto agrees to perform any further acts, vote his Shares in any manner, and execute and deliver any documents which may reasonably be necessary or desirable to carry out the provisions of this Agreement. On any purchase by the Company of Shares pursuant to this Agreement, the Shareholder shall deliver to the Company for cancellation stock certificates evidencing the Shares so purchased.

16. COUNTERPARTS.

Each party to this Agreement may sign a counterpart separate from all other parties to this Agreement, and every counterpart taken together shall constitute one agreement. The Company must execute each counterpart.

17. ATTORNEYS’ FEES.

The parties hereto agree that the prevailing party in any action brought to enforce any of the terms and provisions of this Agreement shall be entitled to its reasonable attorneys’ fees and costs incurred in connection with the action.

18. REPRESENTATION.

All parties hereto waive any conflict that may be created by virtue of having this Agreement prepared by counsel to the Company.

IN WITNESS WHEREOF, the parties have signed this Agreement on the date first hereinabove set forth.

“Company”	InterMetro Communications, Inc., a California corporation

By:
Charles Rice, Chief Executive Officer and President

“Shareholder”

“Founder”
Charles Rice

SPOUSAL CONSENT

The undersigned, the spouse of the Shareholder, hereby consents to his/her spouse’s execution of the Shareholders’ Agreement in regard to the Shares of InterMetro Communications, Inc., dated [            ], and agrees to be bound by the terms of the above-mentioned Agreement. The undersigned hereby irrevocably appoints his/her spouse as agent for the undersigned for the purpose of executing or performing any actions directly or indirectly relating to InterMetro Communications, Inc. and the above-mentioned Agreement, including, without limitation, amendments, supplements, waivers, consents, or approvals under the Agreement without further signature or consent of or notice to the undersigned.

SCHEDULE 1 TO THE

SHAREHOLDERS’ AGREEMENT

SCHEDULE 1 TO THE

SHAREHOLDERS’ AGREEMENT

Name and Address of Shareholder	Number of Shares Owned

Address of Company